UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SWISHER HYGIENE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-3819646
(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

4725 Piedmont Row Drive Suite 400 Charlotte, North Carolina	28210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Common stock, par value $0.001 per share, of Swisher Hygiene Inc. (the “Registrant”) is to be registered hereby. The description of the Common Stock registered hereby is incorporated by reference to the description of the Common Stock set forth in the Registrant’s Registration Statement on Form 10 (No. 000-54174) filed with the Securities and Exchange Commission on November 9, 2010, together with any amendment or report filed with the Securities and Exchange Commission for purposes of updating this description.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SWISHER HYGIENE INC.

Dated: January 31, 2011	By:	/s/ Steven R. Berrard
Steven R. Berrard President and Chief Executive Officer